Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Agreement made this 3rd day of April, 2008, between ProUroCare Medical, Inc., a Nevada corporation (“Buyer”), and Profile L.L.C., a Delaware limited liability company (“Seller”).

RECITALS

1.                                      Seller owns certain patents, patent applications and know-how (“Assets”).

2.                                      Seller desires to sell and Buyer desires to purchase those certain Assets of Seller in accordance with the terms and conditions contained herein.

AGREEMENTS

1.                                      ASSETS TO BE PURCHASED.  Buyer shall purchase and Seller shall sell the Assets set forth on Exhibit A.

2.                                      PURCHASE PRICE.    The purchase price for the Assets to be purchased shall be equal to the sum of Three Hundred Thousand Dollars ($300,000.00).

3.                                      PAYMENT OF PURCHASE PRICE.   On the Closing Date, Buyer shall pay Seller One Hundred Fifty Thousand Dollars ($150,000.00), by check, and a Promissory Note in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) in the form substantially as set forth in Exhibit D.

4.                                      REPRESENTATIONS AND WARRANTIES OF SELLER.   Seller hereby represents and warrants to Buyer as follows:

(a)           Seller is an LLC duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform its obligations under this Agreement.  All documents executed and to be executed by Seller and delivered in accordance with the terms of this Agreement have been duly authorized and are and will be valid obligations of Seller, enforceable in accordance with their respective terms.

(b)           Seller owns the Assets to be sold hereunder and has good and marketable title to such Assets, free and clear of all liens, encumbrances and charges whatsoever, and Seller has the free and unrestricted right to transfer and assign such assets to Buyer in accordance with the terms of this Agreement without the consent or approval of any other person or party.

(c)           This Agreement, the transactions contemplated hereby and the performance hereof by Seller do not and will not result in the violation of any contract, undertaking or agreement to which Seller is a party or is bound.

(d)           There is no litigation or proceeding pending or, to the best knowledge of Seller, threatened against or relating to the Assets, nor does Seller know of, or have any reasonable grounds to know of, any basis for any such action.

(e)           The Assets listed on Exhibit A comprise all the patents, patent applications, and know-how owned, controlled, or possessed by or to which Seller has a license thereto as of the date of this Agreement, to the knowledge of Seller.

(f)            The Assets listed on Exhibit A comprise all the patents, patent applications and know-how that Seller owns or has rights to which ArMed, Inc. or ArMed L.L.C. previously had an interest, to the knowledge of Seller.

The foregoing representations and warranties shall be true at the time of execution of this Agreement and on the Closing Date, and shall survive the execution and delivery of this Agreement and the Closing.  Seller hereby agrees to indemnify and hold harmless Buyer from any losses, costs or expenses (including reasonable attorneys’ fees, whether or not suit is brought) of any nature that Buyer incurs as a result of a breach of any of the foregoing representations and warranties.

5.                                      REPRESENTATIONS AND WARRANTIES OF BUYER.   Buyer hereby represents and warrants to Seller as follows:

(a)           Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.   All documents executed and to be executed by Buyer and delivered in accordance with the terms of this Agreement have been duly authorized and are and will be the valid obligations of Buyer enforceable in accordance with their respective terms; and

(b)           There is no litigation or proceeding pending or, to the best knowledge of Buyer, threatened against Buyer which questions the authority of Buyer to enter into or perform its obligations under this Agreement or which, if determined adversely to Buyer, would affect its ability to enter into or perform its obligations under this Agreement.

The foregoing representations and warranties shall be true at the time of execution of this Agreement and on the Closing Date and shall survive the execution and delivery of this Agreement and the Closing.  Buyer hereby agrees to indemnify and hold harmless Seller from any losses, costs or expenses (including reasonable attorneys’ fees, whether or not suit is brought) that Seller incurs as a result of a breach of any of the foregoing representations and warranties.

6.                                    CONDITIONS TO OBLIGATIONS OF BUYER.   The obligations of Buyer hereunder shall be subject to the representations and warranties of Seller as set forth in Section 4 hereof being true and correct on the Closing Date.  If any of the foregoing conditions are not performed or observed on or before the Closing Date, Buyer may, at its option and in its discretion, either waive the performance or observance of any or all of such conditions or terminate this Agreement by notice to Seller, in which event Buyer shall have no further obligations or liabilities under this Agreement.

7.                                      CONDITION TO OBLIGATIONS OF SELLER.  The obligations of Seller hereunder shall be subject to the representations and warranties of Buyer set forth in Section 5 hereof being true and correct on the Closing Date.  If the foregoing condition is not performed or observed on or before the Closing Date, Seller may, at its option and in its discretion, either waive the performance or observance of such condition or terminate this Agreement by notice to Buyer, in which event Seller shall have no further obligations or liabilities under this Agreement.

8.                                      SELLER’S LIABILITIES NOT ASSUMED.   Buyer is purchasing certain specified Assets of Seller but is not assuming Seller’s liabilities.  Seller shall be and remain responsible for all liabilities and obligations of Seller, including without limitation, all federal, state and local taxes, and any and all secured and unsecured liabilities of Seller.

9.                                      CLOSING DATE.   The Closing Date of the purchase and sale contemplated hereby shall, subject to the conditions hereof, occur on April 3, 2008, or such other date as Seller and Buyer shall agree (the “Closing Date”) at such time and such place in Minneapolis, Minnesota, as Seller and Buyer shall mutually determine.  On the Closing Date, Buyer shall deliver to Seller the purchase price as called for by Section 3 hereof.  On the Closing Date, Seller shall deliver the following to Buyer:

(a)           A bill of sale transferring and assigning to Buyer all of the Assets sold hereunder in the form substantially as set forth in Exhibit B;

(b)           An assignment assigning to Buyer all of the Assets transferred hereunder in the form substantially as set forth in Exhibit C.

10.                               NOTICES.   All notices required hereunder shall be in writing and shall be delivered to the parties as follows:

To Seller:	Stan Graves
Graco Resources, Inc.
6930 Cahaba Valley Road, Suite 200
Birmingham, AL 35242

To Buyer:	Rick Carlson
ProUroCare Medical, Inc.
5500 Wayzata Boulevard #310
Golden Valley, MN 55416

Such addresses may be changed by written notice to the other party.  Such notices shall be effective upon receipt three business days after mailing (if delivered by registered or certified mail); or one business day after mailing (if delivered by overnight courier service).

11.                               AGREEMENT.    This agreement contains the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior communications, understandings and agreements.  No representations, promises or agreements, oral or otherwise, not contained herein shall be of any force or effect.

12.                               GOVERNING LAW; JURISDICTION.    This Agreement shall be governed by and construed under the laws of the State of Minnesota and shall be binding upon and inure to the benefit of Seller and Buyer and their respective heirs, successors and assigns.  Both Seller and Buyer hereby agree that the courts of the State of Minnesota shall have jurisdiction of any and all disputes arising hereunder.

PROFILE L.L.C.

By:	/s/Stanley L. Graves
Stan Graves
Its:	Representative

PROUROCARE MEDICAL, INC.

By:	/s/Rick Carlson
Rick Carlson
Its:	President

EXHIBIT A

List of Patents/Applications

Patent or Application No.	Title	Status
U.S. 5,860,934 (CIP of App. 07/994,109)	Method and Device for Mechanical Imaging of Breast	Issued 01/19/99
EP 97905986.2	Method and Device for Mechanical Imaging of Breast	Filed 08/31/98
Japan 09-530984	Method and Device for Mechanical Imaging of Breast	Filed 08/27/98
U.S. 5,833,633 (CIP of 5,524,636)	Device for Breast Haptic Examination	Filed 11/03/97 Issued 11/10/98
U.S. 5,785,663 (CIP of 5,524,636)	Method and Device for Mechanical Imaging of Prostate	Filed 02/27/96 Issued 07/28/98
EP 97907654.4	Method and Device for Mechanical Imaging of Prostate	Filed 09/10/98
JP 09-530983	Method and Device for Mechanical Imaging of Prostate	Filed 08/27/98
U.S. 5,836,894 (CIP of 5,524,636)	Apparatus for Measuring Mechanical Parameters of the Prostate and for Imaging the Prostate Using Such Parameters	Filed 06/10/97 Issued 11/17/98
U.S. 5,922,018 (CIP of 5,524,636)	Method for Using a Transrectal Probe to Mechanically Image the Prostate Gland	Filed 06/10/97 Issued 07/13/99
U.S. 5,524,636	Method and Apparatus for Elasticity Imaging	Filed 12/21/92 Issued 06/11/96
U.S. 5,265,612	Intracavity Ultrasonic Device for Elasticity Imaging	Filed 12/21/92 Issued 11/30/93
U.S. 6,142,959	Device for Palpation and Mechanical Imaging of the Prostate	Filed 07/22/99 Issued 11/07/00
PCT/US00/19756	Device for Palpation and Mechanical Imaging of the Prostate	Filed 07/21/00
U.S. 09/843,056	Apparatus and Method for Mechanical Imaging of Breast	Filed 04/26/01
PCT/US01/13551	Apparatus and Method for Mechanical Imaging of Breast	Filed 04/26/01
U.S. 60/200,433	Apparatus and Method for Mechanical Imaging of Breast	Filed 04/28/00
U.S. 09/819,419	Real Time Mechanical Imaging of the Prostate	Filed 03/28/01

LIST OF KNOW-HOW

All unpatented inventions, discoveries, processes, devices, documents, techniques, practices, methods, knowledge, skill, experience, bench testing information and other information and data owned or possessed by or licensed to Seller that relate, pertain or are connected, in any way, to the above list of patents/applications.

EXHIBIT B

BILL OF SALE

FOR VALUE RECEIVED, PROFILE L.L.C., a Delaware L.L.C. (“Seller”), in consideration of the purchase price payable to Seller by PROURO CARE MEDICAL INC., a Nevada corporation (“Buyer”), pursuant to the Asset Purchase Agreement between Seller and Buyer dated April       , 2008, does hereby sell, transfer, and assign to Buyer, its successors and assigns, forever, the patents and patent applications set forth on Exhibit A.  Seller, for itself and its successors and assigns, covenants and agrees to and with Buyer, and its successors and assigns, that Seller is the lawful owner of such patents and patent applications and has the full right to sell the same, and that the same are free from all encumbrances.   Seller will warrant and defend the sale of such patents and patent applications hereby made unto Buyer, its successors and assigns, against all and every person and persons whomsoever, lawfully claiming the whole or any part thereof.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale this        day of April, 2008.

PROFILE L.L.C.

By:	/s/ Stanly L. Graves

Its:	Representative

EXHIBIT C

ASSIGNMENT

WHEREAS, Profile L.L.C., a Delaware limited liability company, having a place of business at Birmingham, Alabama (“Assignor”), is the owner by Assignment of the patents and patent applications identified on Exhibit A hereto (the “Patents” and “Patent Applications”).

WHEREAS, ProUroCare Medical, Inc., a Nevada corporation, having a place of business at Minneapolis, Minnesota (“Assignee”), has acquired the entire right, title and interest in and to said Patents and Patent Applications.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby sells, assigns and transfers to Assignee, its successors and assigns, the entire right, title and interest in and to said Patents and Patent Applications, including the inventions therein described and claimed, all rights for past infringement thereof, all renewals, reissues, extensions, substitutions, continuations, continuations-in-part, or divisions thereof, and all foreign applications based thereon, and the right to apply for patents in foreign countries in its own name, including the right to claim any priority rights to which such foreign applications are entitled under international conventions, treaties, or otherwise.

Profile L.L.C. (Assignor)

By	/s/ Stanley L. Graves

	Its	Manager

STATE OF ALABAMA	)
) ss.
COUNTY OF JEFFERSON	)

On this 3rd day of April, 2008, before me, a notary public in and for said county, appeared Stanley L. Graves, Manager of Profile, LLC, the person who signed this instrument, who acknowledged that he/she signed it as a free act on behalf of said company with authority to do so.

/s/ Rosie Toibero Holman
Rosie Toibero Holman, Notary Public
My commission expires January 19, 2009

ProUroCare Medical, Inc. (Assignee)

By	/s/ Richard C. Carlson

	Its	CEO

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 3rd day of April, 2008, before me, a notary public in and for said county, appeared Richard Carlson of ProUroCare Inc., the person who signed this instrument, who acknowledged that he/she signed it as a free act on behalf of said company with authority to do so.

/s/ Anne E Bodurtha
Notary Public
My commission expires Jan 31, 2012